UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2024

IDEANOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

114 Broadway, Suite 5116
New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

212-206-1216
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IDEX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

June 18, 2024 Amended and Restated Promissory Note

Effective on June 18, 2024, the Company executed an Amended and Restated Promissory Note and promised to pay to the order of Tillou the principal amount of $7,862,095 which includes an additional advance to the Company in the principal amount of $600,000. It further includes $7,217,095 (the “Prior Existing Principal Balance”) and $45,000 of accrued unpaid fees and expenses.

The Company agreed to repay the principal balance of the Loan in weekly installments, commencing on the Initial Payment Date and continuing on the first Business Day of each calendar week thereafter. Each weekly installment shall be in an amount equal to the greater of (x) $250,000 and (y) 100% of the net proceeds received by the Borrower pursuant to the SEPA during the immediately preceding calendar week. For purposes of this Note, (A) the "Initial Payment Date" means the earlier of (I) the first Business Day of the first calendar week immediately following the first date on which the Borrower receives net proceeds under the SEPA (whether in connection with the sale of Shares (as defined in the SEPA) or otherwise) and (II) July 1, 2024, and (B) "SEPA" means the Standby Equity Purchase Agreement dated January 5, 2024 (as amended, restated, supplemented or otherwise modified from time to time) between the Borrower, as company, and YA II PN, LTD., as investor. The principal amount outstanding under this Amended and Restated Promissory Note has an interest rate at a flat rate equal to 16% per annum (the “Interest Rate”). If any amount payable under the Note s not paid when due, such overdue amount shall bear interest at the Interest Rate plus 2%. The Company may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. The principal amount of the Note shall become due and payable in the event of a default pursuant to the Note.
Tillou Warrant to Purchase Common Stock

On June 18, 2024, the Company entered into a Warrant to Purchase Common Stock ("Warrant") with Tillou Management and Consulting, LLC, a New Jersey Limited Liability Company ("Holder"), an entity controlled by Vince McMahon, the father of our Executive Chairman, to purchase up to 2,006,804 shares of Common Stock (the "Warrant Shares"), at an offering price of $0.9871 per share. This Warrant is being issued in connection with that certain Promissory Note, dated as of June 18, 2024, between Tilllou Management and Consulting LLC and the Company (as amended and/or modified and in effect from time to time, the “Note”).

Solely in the event the Company meets the eligibility requirements under Instruction I.A of Form S-3, at any time commencing on the date that this Warrant becomes exercisable until the Expiration Date of July 1, 2029, the Holder is entitled to one “demand” registration right at the Company’s sole expense. Upon receipt of a demand registration request from the Holder, the Company shall prepare and file with the SEC a required registration statement (the “Required Registration Statement”) concerning the resale of all of the Registrable Securities. The Required Registration Statement shall be on Form S-3. The Company shall use its best efforts to have such Required Registration Statement declared effective by the SEC as soon as practicable. The Company shall pay the costs and expenses thereof.

Pursuant to the Warrant, Holder may at any time commencing on the date that this Warrant becomes exercisable until the Expiration Date of July 1, 2029, from time to time exercise this Warrant, in whole or in part, by delivering to the Company the original of this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft, destruction or mutilation) together with a duly executed Notice of Exercise. In the event that, upon the Expiration Date of July 1, 2029, the fair market value of one Share as determined in accordance with Section 1.3 above (assuming for such purposes that this Warrant and the Notice of Exercise are delivered on the Expiration Date) is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2 above as to all Shares for which it shall not previously have been exercised, and the Company shall, within a reasonable time, deliver a certificate representing the Shares issued upon such exercise to Holder.

The foregoing are only summaries of the material terms of the Warrant and do not purport to be complete descriptions of the rights and obligations of the Parties thereunder, and such summaries are qualified in their entirety by reference to such agreement, which are filed as exhibits to this Current Report.
Secured Convertible Debenture Purchase Agreement

On June 18, 2024, the Company consummated the sale to YA II PN, Ltd. (“YA II”, the "Buyer") of a new Secured Convertible Debenture in a private placement pursuant to that certain Secured Debenture Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “SDPA”), dated as of October 25, 2022 (the “First Closing Date”), as amended by the First Amendment to Secured Debenture Purchase Agreement of March 30, 2023, as further amended by the Second Amendment to Secured Debenture Purchase Agreement of April 17, 2023, as further amended by the Third Amendment to Secured Debenture Purchase Agreement of May 1, 2023, and as further amended by the previously reported Fourth Amendment to Secured Debenture Purchase Agreement of July 13, 2023. This new Secured Convertible Debenture is for a purchase price of $898,032. Upon the terms and subject to the conditions contained in the Fourth Amended SDPA and this new Secured Convertible Debenture, the Company promises to pay to the Buyer $440,000 on January 18, 2025, (a) subject to earlier redemption at the Company’s option and (b) subject to acceleration at the holder’s option upon an event of default described in the Debenture. Interest shall accrue on the outstanding Principal Amount hereof at an annual rate equal to 8% (“Interest Rate”); provided that such Interest Rate shall be increased to 18% upon an Event of Default.

Upon an event of default, the holder of this new Secured Convertible Debenture is entitled to convert any portion of the outstanding principle and accrued interest into shares of the Company’s common stock (the “Common Stock”), at a conversion price per share equal to the lower of (i) $1.15 per share (the “Fixed Price”) or (ii) 90% of the lowest daily VWAP during the ten (10) consecutive Trading Days immediately preceding the Conversion Date (the “Variable Price”) or other date of determination (the “Variable Measurement Period”), which solely in the case of the Variable Price shall not be lower than the Floor Price of $0.202. The Conversion Price shall be adjusted from time to time pursuant to the other terms and conditions of this Debenture. This new Secured Convertible Debenture contains a standard “buy-in” provision in the event that the Company fails to shares within three trading days after receipt of a notice of conversion, and a standard “blocker” provision that limits the right to convert any portion of this new Debenture to the extent that after giving effect to such conversion the holder together with its affiliates would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.

The proceeds of this new Secured Convertible Debenture have been used to pay the fees associated with audit, tax, and legal opinions related to the Company's public filings.

The foregoing are only summaries of the material terms of the SDPA and this new Secured Convertible Debenture, and do not purport to be complete descriptions of the rights and obligations of the parties thereunder, and such summaries are qualified in their entirety by reference to such agreements, which are filed as exhibits to this Current Report on Form 8-K.

NFS Warrant to Purchase Shares

On April 12, 2024, the Company entered into a Warrant to Purchase Shares ("NFS Warrant") with NFS Leasing, Inc., to purchase up to 842,700 shares of Common Stock (the "NFS Warrant Shares"), at an offering price of $0.89 per share.

This Warrant shall be exercisable, in whole or in part, during the term commencing on the issuance date of this Warrant and ending at 4:00 p.m. New York time on April 12, 2027.

The Company covenants that (i) the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof, (ii) during the Exercise Period the Company will reserve from its authorized and unissued Common Stock sufficient Shares in order to perform its obligations under this warrant.

The foregoing are only summaries of the material terms of the Warrant and do not purport to be complete descriptions of the rights and obligations of the Parties thereunder, and such summaries are qualified in their entirety by reference to such agreement, which are filed as exhibits to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1	Promissory Note by and between Ideanomics, Inc. and Tillou Management Amended June 18, 2024
10.2	Tillou Warrant by and between Ideanomics, Inc. and Tillou Management dated as of June 18, 2024
10.3	Secured Convertible Debenture, dated as of March 30, 2023, by and between Ideanomics, Inc. and YA II PN, Ltd. Amended June 18, 2024
10.4	NFS Warrant to Purchase Shares, dated as of April 12, 2024, by and between Ideanomics, Inc and NFS Leasing, Inc
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEANOMICS, INC.

	By:	/s/ Alfred P. Poor
Date: July 9, 2024	Name: Alfred P. Poor
Title: Chief Executive Officer